20 25 SHAREHOLDER LETTER Q3 EXHIBIT 99.1

Page 2 Slide Insurance Return on Equity (ROE) Gross Premiums Written Net Income Loss Ratio Combined Ratio Q3 2025 Q3 2025 HIGHLIGHTS $ in thousands, except per share amounts; unaudited ROE Less IPO Proceeds (1)Excludes IPO Proceeds of $263,500 in Q2'25 1

Page 3 Slide Insurance Loss Ratio Combined Ratio Net Income Shareholders’ Equity CAGR: 130% 9M’22 - 9M’25 CAGR: 98% 9M’22 - 9M’25 Policies In Force Gross Premiums Written CAGR: 44% 9M’22 - 9M’25 Q3 2025 9M 2025 HIGHLIGHTS $ in thousands, except per share amounts; unaudited Return on Equity (ROE) ROE Less IPO Proceeds (1)Excludes IPO Proceeds of $263,500 in Q2'25 1

Page 4 Strong Growth, SUPERIOR OUTCOMES The third quarter of 2025 was record-breaking across all aspects of our business. We once again delivered strong year-over-year growth in policies in force and gross premiums written. Most importantly, our underwriting performance continued to deliver superior outcomes, driven by our differentiated underwriting technology, leading to another quarter of excellent profitability and return on equity. Dear Slide Shareholders, Q3 2025 Slide Insurance Key Third Quarter Highlights: Record Policies In Force as of September 30, 2025 grew 27.8% to 351,707, compared to 275,107 as of September 30, 2024. 27.8% Policies In Force Record Gross Premiums Written grew 33.8% to $463.4 million, compared to $346.3 million in the prior-year period. 33.8% GPW Record Total Revenue increased 32.8% to $265.7 million, compared to $200.1 million in the prior-year period. 32.8% Total Revenue Record Net Income more than sextupled to $111.0 million, compared to $17.6 million in the prior-year period. Earnings per share for the third quarter of 2025 was $0.79. Loss Ratio was the lowest in the Company's history at 13.7%, compared to 60.4% in the prior-year period. Record Low Combined Ratio of 48.5%, compared to 94.3% in the prior-year period. 49% Combined Ratio While quarterly outcomes will vary with weather and market conditions, our focus remains the same: durable underwriting profit and attractive through-cycle return on equity. As we scale distribution, expand into new states, and continue selective Citizens assumptions, we believe Slide is well-positioned to create long-term value. 6x Net Income 77% Loss Ratio

Page 5 Slide Insurance Our disciplined growth strategy follows our risk selection and reinsurance philosophy. Since our inception, we have primarily focused on ROE and net income as we scaled the size of our balance sheet. Despite this focus, Slide has grown gross premiums written at a 44% CAGR over the past three years. Q3 2025 Growth Net Income Comparison The success of our growth strategy is reflected favorably when compared to our coastal specialty competitors. FY23 FY24 9M'25 $ in thousands Alongside a strong quarter in Florida, we made steady progress expanding beyond our home state. In South Carolina, we expanded our agent network and delivered double-digit growth in both policies in force and gross premiums written. Both of these metrics set new quarterly records for Slide. We also filed products and rates in New York and New Jersey. Subject to regulatory approval for both products and rates, we expect to begin writing policies in the first half of 2026 through our agent distribution network and our direct channel. In parallel, we are advancing operational groundwork in New York, New Jersey, Rhode Island and California. We are laying the foundation for sustainable growth and believe that our strong balance sheet and ROE are well-suited for an acceleration in growth. It will take time and investment to build this foundation, but we believe it will pay dividends in future years. While ROE is still a large driver of our underwriting focus, we are at the stage where growth is becoming our top priority. We are laying the foundation for growth that we believe will enable long-term expansion and profitability. We have expanded net income each year, delivering a 130% CAGR that underscores disciplined execution and industry-leading profitability. This year, net income reached a record level—more than sextupling to $111.0 million compared to $17.6 million in the prior-year period. With a resilient underwriting engine, tight expense control, and prudent capital deployment, we’re entering the next stage of our lifecycle where growth is our top priority. Industry-Leading Profitability

Page 6 Slide Insurance Q3 2025 Citizens Takeout Update We deliberately preserved capacity in the second and third quarter to execute the approved fourth quarter takeout. This strategy resulted in 60,147 policies assumed from Citizens in October 2025, which was the largest policy assumption in the Florida market. Slide expects additional meaningful growth from Citizens policy assumptions in November and December 2025. First, when we assume policies from Citizens, all of the policies have different renewal dates. For example, some policies may renew in as little as 90 days, while others may renew in 365 days. Slide records the gross unearned premium for these policies as GPW in the quarter in which they are assumed. Slide will record the entire policy premium as GPW in the quarter in which the policies renew. We are very pleased with the number of policies we added in October and plan to continue participating in the Citizens depopulation program, whenever policies meet our underwriting standards. Historically, these assumptions have delivered superior combined ratios and have been accretive to earnings. In order to further assist the investment community in understanding the changing composition of our book, Slide intends to provide guidance regarding its expectations for the fourth quarter of 2025 following our November Citizens assumptions. Second, the average premium for assumed policies can vary widely. Slide focuses on the profitability of these policies, and the average premium per policy will change from cycle to cycle. As we noted on last quarter’s earnings call, we typically reserve underwriting capacity to be in an optimal position in the fourth quarter to assume policies from Citizens, which is the insurer of last resort for Florida homeowners. With respect to these policies, we believe it’s important to understand a couple of concepts in terms of how to think about these policies on our balance sheet for the longer term: The third quarter had benign weather conditions, and we delivered another quarter of superior loss and combined ratios. Our consolidated loss ratio set a quarterly low of 13.7% compared to 60.4% in the prior year period. Similarly, Slide produced a record low combined ratio of 48.5%, compared to 94.3% in the prior year period. Our loss reserves continue to develop favorably from prior year and prior quarters in 2025. Strong Loss & Combined Ratios Slide operates its business with a long-term mindset on both top-line and bottom-line growth. ProCast®, our unique and proprietary underwriting analytics technology, enables us to manage our policy portfolio efficiently, negating concentration of risk while reducing reinsurance costs, thereby optimizing our profitability and return on equity, which we believe are the best in the coastal specialty sector. Our unique AI-based underwriting model has consistently produced superior results that set us apart from our peer groups.

Loss Ratio Comparison
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
FY23
FY24
Q1'25
Q2'25
Q3'25 1
Combined Ratio Comparison
120%
100%
80%
60%
40%
20%
0%
FY23
FY24
Q1'25
Q2'25
Q3'25 1
Specialty
Personal
Coastal Specialty
Slide

Specialty Peers include PLMR, SKWD, MKL, KNSL and RLI. Personal Peers include ALL, PGR, KMPR and SAFT. Coastal Specialty Peers include UVE, AII, HCI, HRTG, and KINS
(1)Peers excluded: PLMR, ALL, KMPR, AII, HCI, KINS (Q3'25 not yet reported at time of filing) | Sources: SEC Filings, FactSet

We are very pleased with our industry-leading results that continued into the third quarter. Over the long term, we continue to target accretive combined ratios that enable us to strike the right balance between expanding our portfolio and footprint, while ensuring we deliver sustainably strong profitability and return on equity.

For management discussion and analysis, please see our 10-Q

Capital Allocation & Share Repurchases

We continue to operate with a strong balance sheet, including minimal long-term debt and unrestricted cash of $861.6 million as of September 30, 2025. Slide is confident that it will be the first coastal specialty insurer to reach $1 billion in shareholders equity, which is expected to occur in the fourth quarter of 2025.

We believe our disciplined approach to growth and returns of capital to be superior to our peer groups and our share price to be significantly undervalued compared to fair market value.


P/E Comparison
Despite our meaningful outperformance, we believe that our share price is significantly undervalued.
Slide
6.2x
Specialty
SKWD, PLMR, KNSL, RLI, MKL
16.2x
Personal Lines
SAFT, KMPR, PFR, ALL
9.6x
Coastal Specialty
KINS, HCI, HRG, AII, UVE
8.7x

P/E reflects the closing share price as of October 31, 2025 and consensus estimates for 2026 earnings (Source: FactSet).
This information is illustrative and not intended as forward-looking guidance.

Accordingly, on August 27, 2025, our Board authorized a stock repurchase program of up to $75 million. During the third quarter, we repurchased 1,406,712 shares at an average price of $14.22 per share, which we believe will produce meaningful ROE for our shareholders. Our GPW, net income and ROE have materially grown since the authorization,

Q3 2025 Slide Insurance Page 7

Page 8 Slide Insurance Q3 2025 Our prior share repurchase authorization has approximately $55 million remaining. Given our confidence in our long-term strategy, the Board today increased our authorization to $120 million, with $100 million in remaining authorization that will be available to repurchase shares. We have substantial capital and it is significantly increasing every quarter as evidenced by our third quarter results. Slide intends to aggressively buyback stock until the share price reflects what we believe is fair market value. We remain steadfast in our commitment to strong corporate governance and transparent oversight. In preparation for the 2026 proxy season, we have engaged Compensation Advisory Partners (CAP) as our independent compensation consultant to ensure our executive pay program aligns with prevailing executive compensation parameters and best practices. Consistent with our focus on good governance, we also expect to incorporate investor feedback into our executive compensation framework and long-term compensation strategy. Executive Compensation Framework Our third quarter performance is a testament to the power of the business model we’ve developed over the last several years. Our ability to properly underwrite insurance in coastal specialty markets, thanks to our differentiated technology and wealth of data, as well as our healthy balance sheet and reinsurance approach, keeps us well-positioned to continue expanding our business, further grow our profitability, and create additional long-term value for shareholders. To sustain profitable growth, we are intensifying our focus on efficiency and operating discipline—lowering our expense ratio through cloud-native infrastructure, automation-enabled workflows, and expanded distribution. In the third quarter, our staff grew approximately 18% as we hired top talent and brought customer service in-house, steps that optimize efficiency and elevate the customer experience in a scalable, cost-effective operational model. In underwriting and claims, enhancements to our proprietary technology are being continuously rolled out to expedite processing, reduce cycle times, and enable our teams to focus on higher-value decisions. Our claims function is additionally broadening its use of AI to reduce administrative tasks and enhance the customer experience. We are also expanding our distribution capabilities—building digital tools for agents, growing our agent network, scaling our data-driven lead generation, and implementing additional self-service policyholder features—to acquire and serve customers more efficiently. Together, these initiatives are creating durable operating leverage and reinforcing our commitment to cost discipline and sustained profitability. Moving Forward Founder & CEO Bruce Lucas We would like to thank our entire team for their relentless efforts to grow our business, our policyholders for their continued trust, and our shareholders for their ongoing support of Slide.

Page 9 Slide Insurance Q3 2025 Statements in this shareholder letter and the Company’s earnings call that are not historical facts are forward-looking statements that are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those discussed herein. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “aim,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology and relate, without limitation, to the Company’s beliefs and expectations regarding the Company’s (i), projections of future financial performance, including the timing of announcing guidance (ii) growth strategies, (iii) sustainable, long-term growth, including the drivers of such growth, (iv) competitive advantages, (v) ability to expand its business, grow profitability and create long-term value for its shareholders, (vi) underwriting profitability and return on equity, (vii) citizens takeouts, (viii) expansions into New York and New Jersey and the timing of such expansions, (ix) ability to reach $1 billion in shareholders equity in the fourth quarter, and (x) capital allocation strategy and share repurchases. These statements are only predictions based on Slide’s current expectations and projections about future events and are not guarantees of actual results, level of activity, performance or achievements. Although Slide believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, there are important factors that could cause the Company’s actual results, level of activity, performance or achievements to differ materially from those anticipated in any forward-looking statements, including, among others, our limited operating history; the success of the Company’s underwriting and profitability initiatives; inflation and other changes in economic conditions (including changes in interest rates and financial and real estate markets), including changes that may impact demand for our products and our operations; lack of effectiveness of exclusions and loss limitation methods in the insurance policies we assume or write; inherent uncertainty of our models and our reliance on such models as a tool to evaluate risk; the impact of macroeconomic conditions, including declining consumer confidence, inflation, high unemployment and the threat of recession; the impact of new federal and state regulations that affect the property and casualty insurance market and our failure to meet increased regulatory requirements, including minimum capital and surplus requirements; the cost of reinsurance, the collectability of reinsurance and our ability to obtain reinsurance coverage on terms and at a cost acceptable to us; assessments charged by various governmental agencies; pricing competition and other initiatives by competitors; our ability to obtain regulatory approval for requested rate changes, and the timing thereof; legislative and regulatory developments; the outcome of litigation pending against us, including the terms of any settlements; risks related to the nature of our business; performance of our investment portfolio; the adequacy of our liability for losses and loss adjustment expense; ratings by industry services; catastrophe losses; reliance on key personnel; weather conditions (including the severity and frequency of storms, hurricanes, tornadoes, wildfires and hail); acts of war and terrorist activities; court decisions and trends in litigation; and other factors described from time to time by us in our filings with the Securities and Exchange Commission. Any forward-looking statement made by Slide in this shareholder letter and the earnings call speak only as of the date on which it is made. Slide undertakes no obligation to update any forward-looking statement, whether as a result of new information, actual results, revised expectations or otherwise, except as may be required by law. Forward-Looking Statements

Page 10 Slide Insurance Q3 2025 Slide is a technology-enabled insurance company that makes it easy for homeowners to choose the right coverage for their unique needs and budgets. Slide's cutting-edge technology leverages artificial intelligence and big data to optimize and streamline every part of the insurance process. Based in Tampa, FL, Slide was founded by Bruce and Shannon Lucas, insurance insiders with a deep understanding of how technology can be applied to achieve better underwriting outcomes. For more information, please visit https://www.slideinsurance.com. About Slide Contacts Investors ir@slideinsurance.com Media Rachel Carr Chief Marketing Officer press@slideinsurance.com Slide will hold a conference call to discuss financial results today, November 5, 2025, at 5:00 pm Eastern Time. A live webcast of the conference call will be available at ir.slideinsurance.com. The dial-in number for the conference call is (877) 407-9208 (toll-free) or (201) 493-6784 (international). Please dial the number 10 minutes prior to the scheduled start time. A webcast replay of the call will be available at ir.slideinsurance.com for one year following the call. Webcast and Conference Call In this shareholder letter, we discuss certain key ratios, described below, which provide useful information about our business and the operational factors underlying our financial performance. Loss ratio, expressed as a percentage, is the ratio of losses and loss adjustment expenses incurred, to net premiums earned. Policy acquisition expense ratio is the ratio, expressed as a percentage, of policy acquisition expenses and other underwriting expenses to net premiums earned. Expense ratio, expressed as a percentage, is the ratio of policy acquisition and other underwriting expenses, general and administrative expenses, and other operating expense to net premiums earned. Combined rato is the sum of the loss ratio and the expense ratio. A combined ratio under 100% indicates an underwriting profit. A combined ratio over 100% indicates an underwriting loss. Key Ratios Expense ratio, Combined ratio Loss ratio, Policy acquisition expense ratio

Page 11 Slide Insurance Condensed Consolidated Balance Sheets $ in thousands, except per share and par value amounts See Accompanying Notes to Unaudited Condensed Consolidated Financial Statements in Q3 2025 10-Q.

Page 12 Slide Insurance Condensed Consolidated Statements of Operations $ in thousands, except per share amounts; unaudited Q3 2025 See Accompanying Notes to Unaudited Condensed Consolidated Financial Statements in 10-Q.

Page 13 Slide Insurance Q3 2025 Key Performance Indicators (1) Non-GAAP financial measure. See “Results of Operations -Non-GAAP Financial Measures” for a reconciliation of return on tangible equity to return on equity, the most directly comparable GAAP measure. (1) Includes depreciation, amortization and other operating expenses. Combined Ratio Breakdown

Page 14 Slide Insurance Q3 2025 Results of Operations -Non-GAAP Financial Measures We present our results of operations in a way that we believe will be the most meaningful and useful to investors, analysts, rating agencies and others who use our financial information to evaluate our performance. Some of the measurements are not required by, or presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) under SEC rules and regulations. We refer to these measures as “non-GAAP financial measures.” For example, in this Quarterly Report, we present return on tangible equity, which is a non-GAAP financial measures as defined in Item 10(e) of SEC Regulation S-K. We believe that non-GAAP financial measures, which may be defined and calculated differently by other companies, help explain and enhance the understanding of our results of operations. However, these measures should not be viewed as a substitute for those determined in accordance with GAAP. Reconciliations of our non-GAAP financial measures to the most comparable GAAP figures, for the periods presented follows: We define tangible shareholders’ equity as shareholders’ equity less goodwill and other intangible assets. We define return on tangible equity as net income expressed on an annualized basis as a percentage of average beginning and ending tangible shareholders’ equity during the period. We regularly evaluate acquisition opportunities and have historically made acquisitions that affect shareholders’ equity. We use return on tangible equity as an internal performance measure in the management of our operations because we believe it gives our management and other users of our financial information useful insight into our results of operations and our underlying business performance. The following table sets forth a reconciliation of return on tangible equity to return on equity, the most directly comparable GAAP measure: Return on Tangible Equity

Page 15 Slide Insurance Q3 2025 Our return on tangible equity increased from 5.1% for the three months ended September 30, 2024 to 12.2% for the three months ended September 30, 2025 as a result of growth in equity due to retained earnings due to net income. Our return on tangible equity decreased from 43.7% for the nine months ended September 30, 2024 to 39.6% for the nine months ended September 30, 2025 as a result of growth in equity due to an increase in retained earnings and the IPO proceeds.